Issuer Free Writing Prospectus dated June 3, 2026

Filed Pursuant to Rule 433 of the Securities Act of 1933, as amended

Relating to Preliminary Prospectus dated May 28, 2026

Registration Statement No. 333-295248

SunScout Holding Limited Issuer Free Writing Prospectus dated June 3 , 2026 Filed Pursuant to Rule 433 of the Securities Act of 1933, as amended Relating to Preliminary Prospectus dated May 28 , 2026 Registration Statement No. 333 - 295248 Investor Presentation PropIssuer Free Writing Prospectus dated June 3, 2026 Filed Pursuant to Rule 433 of the Securities Act of 1933, as amended Relating to Preliminary Prospectus dated May 28, 2026 Registration Statement No. 333-295248osed NYSE American Ticker: SNSC

2 See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieve d. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results. This free writing prospectus relates to the proposed public offering of Class A ordinary shares (“Class A Ordinary Shares”) of SunScout Holding Limited (“we,” “us,” “our”, or “SunScout”) and should be read together with the registration s tatement on Form F - 1 , as amended (the “Registration Statement”), we filed with the U . S . Securities and Exchange Commission (the “SEC”) for the offering to which this presentation relates and may be accessed through the following web link : https : //www . sec . gov/Archives/edgar/data/ 2101240 / 000121390026062236 /ea 0268485 - 08 . htm The Registration Statement has not yet become effective . Before you invest, you should read the prospectus in the Registration Statement (including the risk factors described therein) and other documents we have with the SEC in their entirety for more complete information about us and the offering . You may get these documents for free by visiting EDGAR on the SEC’s website at http : //www . sec . gov . Alternatively, we or our underwriters will arrange to send you the preliminary prospectus and, when available, the final prospectus and/or any supplements thereto, if you contact Dominari Securities LLC, Attn : 725 Fifth Avenue, 23 rd Floor, New York, NY 10022 , or by telephone at (212) 393 - 4500 , or by email at info@dominarisecurities . com , or contact Revere Securities LLC, Attn : 560 Lexington Avenue, 16 th Floor, New York, NY 10022 , or by telephone at (212) 688 - 2350 , or by email at contact@reveresecurities . com , or contact SunScout Holding Limited via email : investors@snsc . ai . This presentation does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with us or our affiliates . The information in this presentation is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation . Free Writing Prospectus Statement

3 See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieve d. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results. This presentation and the Registration Statement contain forward - looking statements that relate to our current expectations and views of future events . These forward - looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business” in the Registration Statement . These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors” in the Registration Statement, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward - looking statements . In some cases, these forward - looking statements can be identified by words or phrases such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim” and “anticipate,” or other similar expressions, but these are not the exclusive means of identifying such statements . All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward - looking statements . In addition, we and our representatives may from time to time make other oral or written statements which are forward - looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials . These forward - looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control . In addition, these forward - looking statements reflect our current views with respect to future events and are not a guarantee of future performance . Actual outcomes may differ materially from the information contained in the forward - looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following : our business and operating strategies and our various measures to implement such strategies ; our operations and business prospects, including development and capital expenditure plans for our existing business ; changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations ; our financial condition, results of operations and dividend policy ; changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy ; the regulatory environment and industry outlook in general ; the actions of our competitors and increase in competition ; catastrophic losses from man - made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences ; the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us ; the overall economic environment and general market and economic conditions in the jurisdictions in which we operate ; our ability to execute our strategies ; changes in the need for capital and the availability of financing and capital to fund those needs ; our ability to anticipate and respond to changes in the markets in which we operate, and in consumer demands, trends and preferences ; exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our business ; changes in interest rates or rates of inflation ; and legal, regulatory and other proceedings arising out of our operations . The forward - looking statements made in this presentation relate only to events or information as of the date on which the statements are made in this presentation . Except as required by law, we undertake no obligation to update or revise publicly any forward - looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events . You should read this presentation and the documents that we reference in this presentation and have filed as exhibits to the registration statement, of which this presentation is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect . You should not place undue reliance on these forward - looking statements . Forward - looking Statements

Offering Summary

SUNSCOUT

Issuer	SunScout Holding Limited
Securities	Class A Ordinary Shares
Offering Type	Initial Public Offering
Proposed Listing/Symbol	NYSE American: SNSC
Securities Offered	4,000,000 Class A Ordinary Shares, or 4,600,000 Class A Ordinary Shares assuming full exercise of the Underwriters' over-allotment option
Shares Outstanding	• Prior to completion of offering: 20,000,000 Class A Ordinary Shares and 15,000,000 Class B Ordinary Shares • Immediately after offering: 24,000,000 Class A Ordinary Shares* (or 24,600,000* Class A Ordinary Shares assuming full exercise of the Underwriters' over-allotment option) and 15,000,000 Class B Ordinary Shares
Offering Price	$5.00 to $6.00 per Class A Ordinary Share
Gross Proceeds	$22.00 million, or $25.30 million if the Underwriters exercise their over-allotment option in full, based upon an assumed initial public offering price of $5.50 per Class A Ordinary Share, which is the midpoint of the estimated range of the initial public offering price
Use of Proceeds	• Approximately 18% for establishing a manufacturing plant for our SunScout Products in Austin, Texas; • Approximately 10% for marketing and promotion campaigns; • Approximately 10% for product and marketing development; • Approximately 10% for establishing consignment stock with key customers and distributors to support faster delivery and improve our sales responsiveness; • Approximately 13% for repaying a portion of the Regional Strategic Partnership Loan; • Approximately 12% for making the US$2,000,000 payment in cash to Mr. Marc Cywinski and Mr. Joshua Marotske in consideration for the transfer of all of their outstanding shareholding in Brightway Energy LLC; and • The balance amount for general working capital and corporate purposes.
Underwriters	Dominari Securities LLC and Revere Securities LLC

Note: *Excludes 545,455 Class A Ordinary Shares ($3,000,000 at the $5.50 midpoint) issuable to the Brightway MPA sellers six months after listing.

See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results.

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Introducing our solar - powered robot mower! See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieve d. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results. We develop autonomous mowing products that operate entirely on solar power.

Our Mission 6 See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. P ast information is not indicative of future results. We are a clean - technology company with a mission to eliminate reliance on fossil fuels in outdoor maintenance and mobile machinery, beginning with lawn care and expanding into adjacent applications.

7 See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieve d. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results. Products and Services Note: *As of May 28 , 2026. SunScout Products (Our Principal Growth Driver*) SunScout Holding Limited S olar - powered robotic mowers Engineering Products and Services Solar Power Development Solutions • U.S.: market presence in Boston, with planned expansion • Asia: potential to gain access to large utility - scale solar projects with significant potential • New Zealand: active in the expanding commercial solar sector • Precision fabrication • Mechanical engineering • Project - management Generating stable revenue streams from: (Eco, Pro, and ProMax) Complementary solar products

8 See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieve d. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results. Investment Highlights See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieve d. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results. 8 Autonomous Mowing Products • Solar autonomy • Scalable product architecture and market coverage • Capital - light manufacturing and established distribution Solar Power Development Solutions • Integration of project engineering and product innovation • Diversified regional platform • Capital - light and scalable operating model Engineering Products and Services • Established reputation, long operating history, and stable customer relationships • Comprehensive in - house capabilities • Integration with product development and group operations

Corporate Structure

SUNSCOUT


Other Minority Shareholders
Beneficial Ownership
Pre-offering: 30.4%
Post-offering: 25.33%
Voting Power
Pre-offering: 1.9%
Post-offering: 1.88%
AE Equity Limited(1)
Beneficial Ownership
Pre-offering: 33%
Post-offering: 27.50%
Voting Power
Pre-offering: 48.94%
Post-offering: 48.33%
Solerin Equity Limited(2)
Beneficial Ownership
Pre-offering: 26.8%
Post-offering: 22.33%
Voting Power
Pre-offering: 48.55%
Post-offering: 47.95%
Jacob Pretorius
Beneficial Ownership
Pre-offering: 5.2%
Post-offering: 4.33%
Voting Power
Pre-offering: 0.33%
Post-offering: 0.32%
JKM Equity Limited(3)
Beneficial Ownership
Pre-offering: 4.6%
Post-offering: 3.83%
Voting Power
Pre-offering: 0.29%
Post-offering: 0.28%
Public Shareholders
Beneficial Ownership
Post-offering: 16.67%
Voting Power
Post-offering: 1.23%
SunScout Holding Limited
("SunScout")
(a Cayman Islands exempted company)
100%
100%
100%
SunScout Limited
(a New Zealand company)
Brightway Energy LLC
("SunScout USA")
(a Delaware company)
100%
SunScout New Zealand Limited
("SunScout New Zealand")
(a New Zealand company)

Note:
(1) AE Equity Limited is a business company incorporated in the British Virgin Islands and wholly owned by Mr. Edwin Cywinski, our Chief Executive Officer, Chairman and Executive Director ("AE Equity Limited").
(2) Solerin Equity Limited is a business company incorporated in the British Virgin Islands and wholly owned by Mr. Marc Cywinski, our Chief Operations Officer ("Solerin Equity Limited")
(3) JKM Equity Limited is a business company incorporated in the British Virgin Islands and wholly owned by Mr. Joshua Marotske, our Chief Technical Officer ("JKM Equity Limited").

See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results.

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10 See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieve d. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results. Distribution across the U.S., Europe, Asia, and New Zealand, with expanding global distribution*. North America New Zealand Asia Europe North America Expansion • P lanned Austin, Texas assembly and distribution center, expected to be funded from the net proceeds of this offering • Expansion planned into the Caribbean, Puerto Rico, and South America Europe & Asia Momentum • Distribution agreement with our E uropean distribution partner supports market entry and reach • P otential to gain access to large utility - scale solar projects that can drive significant growth in Asia Oceania Stability • Stable platform for international expansion • New Zealand delivers engineering capability, commercial solar execution, and a reliable manufacturing base See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieve d. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results. Note: *As of May 28 , 2026. Growing Global Presence 10

11 See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieve d. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results. W e are establishing a dedicated assembly and distribution facility in Austin, Texas. SunScout Pro & ProMax focus Support the North American market Reduce shipping costs Provide localized after - sales service Lease Agreement has been signed Initial tooling and equipment procurement are expected to commence by July 2026 * Texas Assembly and Distribution Facility Current Status: Objectives: Note: *As of May 28, 2026. Images presented herein are actual photographs of the Company’s plant.

Robotic Mowers

SUNSCOUT


SunScout Eco
Small to medium size lawns
SunScout Pro*
Replacing Ride-Ons
SunScout ProMax*
Commercial Mowing

Our Features

AI-vision Guidance	100 percent Solar	App Control
Optional RTK Positioning	Optimized Mowing Routes	Global Positioning System (GPS) Tracking
Obstacle Detection	From Up to 12,900 ft^2 to Up to ~10 hectares	Quiet Performance

Note: *SunScout Pro and SunScout ProMax are in final stages of development and not yet generally available for sale. See 'Risk Factors' in the Registration Statement.

See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results.

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SunScout Eco

SUNSCOUT









Power Source

100% solar; no external charging required

Navigation

AI-vision guidance and optional RTK positioning

Operational Area

Up to 12,900 ft^2 under average solar conditions

Cutting Width & Noise Level

~10 Inches with adjustable cutting height; below 60 dB

Safety Systems

Automatic stop on lift or tilt, obstacle detection, and perimeter-override sensors

Chassis

Lightweight polymer composite with integrated solar housing for durability and weather resistance

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See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results.

SunScout Pro

SUNSCOUT



Four-wheel drive system with "crab-steering" capability

- Equipped with four-wheel drive and "crab-steering" capability, enabling zero-turn maneuvers and precise navigation on sloped or irregular terrain



Crab Steer   Zero Radius Turn


SunScout Pro

Replacing Ride-On Mowers

Mulcher Blade & Cutting Deck

- The integrated Excel Mulcher Blade cuts and re-cuts grass clippings into fine particles, which is designed to return nutrients to the soil and remove the need for collection or disposal of clippings
- Feature three cutting decks that extend slightly beyond the wheelbase, and each deck is fitted with a folding mechanism that automatically retracts when contact with an obstacle is detected

Note: SunScout Pro and SunScout ProMax are in final stages of development and not yet generally available for sale. See 'Risk Factors' in the Registration Statement.

See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results.

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SunScout ProMax

SUNSCOUT



SUNSCOUT



SUNSCOUT

Technical Characteristics

Energy Source
Integrated solar array with on-board lithium-ion battery storage

Drive System
Four-wheel drive with articulated steering and slope-handling capability

Navigation
AI-based visual recognition combined with RTK-GNSS satellite positioning

Cutting Width
~600 mm with adjustable cutting height

Operational Area
m²

Up to ~10 hectares under average solar conditions

Noise Emission & Construction
Below 70 dBs during standard operation; 100% aluminum chassis and mowing deck

It incorporates our proprietary deployable solar array technology ("DSA") and builds on the SunScout Pro platform with greater solar-capture capacity, enhanced power output, and commercial-grade durability suitable for a more continuous outdoor operation.

Note: SunScout Pro and SunScout ProMax are in final stages of development and not yet generally available for sale. See 'Risk Factors' in the Registration Statement. The DSA system itself remains in the early stages of large scale deployment.
See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results.

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Digital Infrastructure

SUNSCOUT

SunScout Mobile Application

- Schedule mowing sessions
- Define mowing zones
- Review operational data
- Anti-theft alarms
- Notifications
- Real-time GPS tracking features

Mobile Application Interface



Fleet Management Interface



Fleet Management Software*

Note: *Applies to all models and is currently in the final stages of development. Images presented herein are actual screenshots from the Company's existing application.

See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results.

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17 See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieve d. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results. Utilizes our proprietary DSA to operate independently of the electrical grid , delivering true autonomy and zero - emission mowing Energy Autarky — Powering Itself, Anywhere Our DSA technology* is designed to enable many applications beyond lawn maintenance. Retracted DSA Designed to be adaptable and platform agnostic, our system is intended to support a variety of adjacent applications across EVs, robotics, and other mobile equipment, several of which remain under development. Deployed DSA Eliminates fixed charging stations Mitigates rising electricity costs Enables grid independent deployment in infrastructure constrained markets Off - Grid Operation Note: *The DSA system itself remains in the early stages of large scale deployment. See 'Risk Factors' in the Registration St ate ment.

SunScout DSA for Electric Vehicle Integration

SUNSCOUT

SunScout Go-Easy Utility Van

*Under development**



An ideal solution for commercial vehicles for short to medium distances—our DSA charges the batteries while driving and slides out when parked to provide additional solar capacity.

SunScout Go-Easy Campervan

*Expected to launch by 2028**



Our flagship proof of concept product incorporates the SunScout on-board deployable solar power system, allowing for solar-powered battery recharging and extending daily driving range from 186mi to 310mi per day.**

These prototypes demonstrate the scalability of the SunScout DSA platform beyond lawn-care applications and into electric-vehicle and mobile-energy markets.

Note: *As of May 28, 2026. ** Based on internal engineering estimates for a proof-of-concept product still in development; actual performance may vary materially.

See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results.

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19 See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieve d. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results. USA EPC Services for Commercial and Industrial Solar Projects Southeast Asia & Oceania Targeted: Utility scale solar projects Turnkey EPC Contracts Customers Revenue Model Market Position • Engineering • Procurement • Construction • Commercial • Industrial • Institutional • Fixed price EPC with milestone payments • O pportunities for long - term operational support on utility - scale projects • Diversification through geographic spread • Focus on Island Clean Energy Solutions See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieve d. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results. Solar Power Development Solutions Note: *As of May 28 , 2026. Caribbean & South America Future Geographic Expansion Targets

20 See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieve d. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results. Solar Power Development Solutions We believe our solar power development solutions business is positioned to compete effectively in the solar - energy EPC market. Integration of project engineering & product innovation Complement our product development activities Real - world validation of our solar technologies, including the DSA technology Strengthen our technical credibility and know - how with clients Diversified Regional Platform Capital - light and scalable operating model Presence across United States, Thailand and Oceania Operate in differing regulatory frameworks and customer bases Balance project pipelines, pursue opportunities in emerging markets, and maintain recurring revenues Focus on engineering and integration services Source components from qualified supplie r s Reduced capital intensity, scalable capacity, and pricing resilience

Engineering Products and Services

SUNSCOUT

SunScout's in-house engineering and fabrication arm — operated as Brunton Engineering — providing precision fabrication, mechanical engineering and project management to commercial, industrial and government clients.

01

Design & Engineering

Design and computer-aided drafting of metal structures and components, supporting fabrication and assembly operations

02

Precision Fabrication

Modern laser cutting and computer numerical control (CNC) folding, welding, fitting and assembly to tight tolerances.

03

Specialist Products

Custom metalwork and SunScout's signature components — solar mounting, frames, enclosures.

04

Project Delivery

Commercial, industrial and government projects across New Zealand.


LASER CUTTING


CNC FOLDING


DIGITAL DESIGN

Since 1998

As a working engineering business

MULTI-SECTOR

Commercial · Industrial · Government

VERTICALLY

Integrated into SunScout's Product Build

LASER + CNC

Modern Precision fabrication Equipment

Note: Images shown are actual photos of Brunton Engineering's Palmerston North facility.

See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results.

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Engineering Products and Services

SUNSCOUT

Brunton Engineering competes on quality, delivery time and cost efficiency — and provides SunScout's manufacturing and R&D backbone.

01

Established Customer Base

- Nearly 30 years of continuous operation in New Zealand
- Accredited supplier to the New Zealand Defence Force ("NZDF")
- Long-term industrial and institutional customers
- Predictable, recurring trade revenue alongside SunScout

02

Comprehensive In-house Capability

- CNC laser cutting, folding, welding, machining and assembly under one roof
- End-to-end engineering solutions — design through delivery
- Modern equipment, accredited processes
- Single supply chain from drawings to finished goods

03

Integration with SunScout

- The technical foundation for SunScout's manufacturing and R&D
- Shorter design-to-production cycles
- Tighter quality control

NZDF ACCREDITED

Accredited supplier

RECURRING

Long-term Trade Customer Base

INTEGRATED

SunScout's Manufacturing Backbone

See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results.

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23 See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieve d. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results. See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieve d. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results. Market Opportunity Global Robotic Lawn Mowers Market* (in USD billions) 2.4 4.7 2024 2034 33.7 48.6 2024 2030 Regional Market Breakdown Global Lawn Mowers Market** (in USD billions) Source : *Mordor Intelligence. **Grandview Research.

Management and Board of Directors

SUNSCOUT



EDWIN CYWINSKI (CEO, Chairman, and Executive Director)

Previous experience
- Founder of eco-Kinetics Pty Ltd, previously Managing Director, Noske-Kaeser New Zealand Ltd, 35+ years in mechanical engineering and renewable energy
- **Qualification**
- Dipl.-Ing. (material science), University of Applied Sciences Osnabrück



MARC CYWINSKI (COO)

Previous experience
- 10+ years in sales, business development, and operations
- Sales and business development leadership at renewable energy & tech companies

Qualification
- BA, Business Management (Minor in Economics), Washington College



JAMIE PARENT (CFO)

Previous experience
- 25+ years in accounting, audit, and financial operations
- Corporate reorganization & reporting
- Budgeting, forecasting, info systems

Qualification
- BBA, University of New Brunswick; CMA/CPA



JOSHUA MAROTSKE (CTO)

Previous experience
- 10+ years in PV system design, renewable-energy engineering, and electrical-mechanical integration
- Co-founder Brightway Energy LLC

Qualification
- BSc Physics, Washington College; BSc Mechanical Engineering, University of Maryland



KIAN WOON YAP (Independent Director Nominee and nominated chairman of compensation committee)

Previous experience
- 30+ years in investment management and corporate finance
- Global private equity and alternative investment leadership

Qualification
- MBA from IMD, BSc in Computer Engineering, ESG Certification Frankfurt School of Finance & Management



JACOB PRETORIUS (Independent Director Nominee and nominated chairman of nomination committee)

Previous experience
- Multiple senior Board Directorships
- Technology commercialization advisory across clean energy and advanced materials

Qualification
- MSc, Systems Engineering & Management, BSc, Mechanical Engineering
- MIT alumni



ALBERT MCLELLAND (Independent Director Nominee and nominated chairman of audit committee)

Previous experience
- Audit Committee Chair and Financial Expert at Nasdaq-listed companies
- Cross-border investment banking and private capital executive

Qualification
- MBA, Chicago Booth; MA International Affairs, Columbia University; BA, Political Science and History, University of South Florida

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See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results.

Business Strategies

SUNSCOUT

Expand business and operations

- Develop and commercialize autonomous solar-powered equipment, with selective exploration of adjacent renewable-energy, robotics and electric-mobility opportunities
- Pursue joint ventures and strategic partnerships across manufacturing, distribution and R&D
- Evaluate complementary acquisitions of businesses or technologies that strengthen our capabilities or open new markets*

Anchor in the United States

- Plan to relocate principal executive offices to the United States following completion of our Austin site selection — aligned with our NYSE American listing and U.S. growth focus
- Austin assembly and distribution center to support Made-in-USA assembly initiatives, while reducing shipping costs, shortening delivery times, and improving after-sales support for customers in the United States.
- Build a U.S. dealer and service network from Austin for nationwide market reach and after-sales support

Widen product range and application

- Broaden the product portfolio beyond robotic mowers into adjacent solar-charging and autonomous-platform technologies
- Adapt the proprietary DSA system for other mobile and off-grid applications across the clean-technology sector
- Address a wider range of customer needs, strengthen competitive position, and build a durable growth platform within the broader clean-technology industry

Integrate operations across regions

- Coordinate design, production and operations across SunScout New Zealand, SunScout USA and WWS, with expanded U.S. manufacturing capacity in Austin
- Under a non-binding MoU with seed2soil GmbH, potentially assemble certain seed2soil products in Texas, drawing on seed2soil's German engineering and our European partner WWS.
- Maintain a capital-light operating model by coordinating R&D and production across the group's regional entities

Note: *No target identified as of May 28, 2026.

See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results.

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Financial Highlights

SUNSCOUT

Revenue and Earnings Before Tax (EBT)



US$ Million
2.48
0.35
4.80
0.79
2.46
0.34
2.88
0.64
FY2024 Audited
FY2025 Audited
1H2025 Unaudited
1H2026 Unaudited
Revenue
Earnings Before Tax

We have recorded growing revenue and earnings.*

Note: *Fiscal year ended June 30. Half year ended December 31. Revenue includes Engineering Products and Services, Solar Power Development Solutions, and SunScout Products segments. Revenue classified under SunScout Products for the financial years ended June 30, 2024 and June 30, 2025 and six months ended December 31, 2025 and 2024 did not arise from the sale of any physical SunScout products and such revenue reflects amounts received in connection with manufacturing and commercialization arrangements relating to SunScout Asia and the SunScout Eco products. See "Risk Factors" and "MD&A" in the Registration Statement.

See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results.

26

Financial Highlights

SUNSCOUT

Revenue Streams



US$ Million
1.85
0.46
0.17
1.97
1.34
1.49
1.26
0.21
0.99
1.97
0.27
0.64
FY2024 Audited
FY2025 Audited
1H2025 Unaudited
1H2026 Unaudited
Engineering Products and Services
SunScout Products
Solar Power Development Solutions

While Engineering Products and Services and Solar Power Development Solutions provide our current revenue base, we believe the SunScout Products segment represents an opportunity for long-term growth.*

Shifting toward SunScout Products and Solar Power Development Solutions



Engineering Products and Services 6.95%
SunScout Products 18.50%
Solar Power Development Solutions 74.55%
FY2024 Audited
Solar Power Development Solutions 40.94%
Engineering Products and Services 31.11%
SunScout Products 27.95%
FY2025 Audited
Engineering Products and Services 40.21%
Solar Power Development Solutions 51.24%
SunScout Products 8.55%
1H2025 Unaudited
Engineering Products and Services 22.34%
SunScout Products 9.35%
Solar Power Development Solutions 68.32%
1H2026 Unaudited

Note: *Fiscal year ended June 30. Half year ended December 31. Revenue classified under SunScout Products for the financial years ended June 30, 2024 and June 30, 2025 and six months ended December 31, 2025 and 2024 did not arise from the sale of any physical SunScout products and such revenue reflects amounts received in connection with manufacturing and commercialization arrangements relating to SunScout Asia and the SunScout Eco products. See "Risk Factors" and "MD&A" in the Registration Statement.

See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results.

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Financial Highlights

Revenue - Geographical Segments



US$ Million
Asia Pacific
North America
0.63
1.85
2.84
1.97
1.20
1.26
0.91
1.97
FY2024 Audited
FY2025 Audited
1H2025 Unaudited
1H2026 Unaudited

North America is expected to become a significant future market, driven by the planned local manufacturing and commercialization of SunScout robotic products and the expansion of EPC solar activities.

Our Asia Pacific operations are expected to expand through entry into Australia and broader Oceania markets, and through potential EPC and development opportunities for utility-scale solar farm projects.

Note: Fiscal year ended June 30. Half year ended December 31.

See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results.

28

29 See Registration Statement for further risks and disclosures. There is no guarantee that any specific outcome will be achieve d. Investments may be speculative, illiquid and there is a risk of loss. Past information is not indicative of future results. Contact Issuer SunScout Holding Limited Email: investors@snsc.ai Tel: +64 27 230 0946 Address: 112 Kaimanawa Street, Kelvin Grove, Palmerston North 4414, New Zealand Underwriter Dominari Securities LLC Email: in fo@dominarisecurities.com Tel: (212) 393 - 4500 Address: 725 Fifth Avenue, 23rd Floor, New York, NY 10022 Co - Underwriter Revere Securities LLC Email: contact@reveresecurities.com Tel: (212) 688 - 2350 Address: 5 60 Lexington Avenue, 16 th Floor , New York, NY 10022